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                                  EXHIBIT 23.2

                         CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 1997, except for the second paragraph of Note 1 and the third paragraph of Note 6 which are as of September 17, 1997, which appears on page 2 of Exhibit 99.1 of Silicon Valley Research, Inc.'s Current Report on Form 8-K dated September 18, 1997.

/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
September 18, 1997





















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